Exhibit 99.1

Snail, Inc. Reports Second Quarter 2024 Financial Results

Culver City, CA – August 13, 2024 – Snail, Inc. (NASDAQ: SNAL) (“Snail” or “the Company”), a leading, global independent developer and publisher of interactive digital entertainment, today announced financial results for its second quarter ended June 30, 2024.

Tony Tian, Co-Chief Executive Officer commented, “I’m honored to lead Snail alongside an amazing team as we continue to build upon the company’s incredible legacy of innovation and creativity. Our unwavering passion for delivering exceptional gaming experiences, as showcased by the phenomenal launch of ARK: Survival Ascended, will continue to propel Snail to future successes and victories. Looking ahead, we are excited to expand the reach of our premium mods and introduce new content that will delight our growing community of players worldwide.”

Second Quarter 2024 Highlights:

●	ARK: Survival Ascended and ARK: Survival Evolved

○	On October 25, 2023, the Company launched its flagship remake of the ARK franchise leveraging Unreal Engine 5’s stunning graphics and introduced a game-altering cross-platform modding system, ushering in a new era of creativity.
○	In the three and six months ended June 30, 2024, ARK: Survival Evolved and ARK: Survival Ascended combined for an average total of 218,241 and 213,690 daily active users (“DAUs”) on the Steam and Epic platforms, respectively, as compared to 240,522 and 258,235 in the three and six months ended June 30, 2023, respectively.
○	Through June 30, 2024, our ARK franchise game has been played for 3.7 billion hours with an average playing time per user of 161 hours and with the top 21.1% of all players spending over 100 hours in the game, according to data from the Steam platform.
○	Since its launch, ARK: Survival Ascended sold approximately 2.5 million units and has an average of 108,515 daily active users (“DAUs”) with a peak of 307,875 DAUs.
○	ARK: Survival Evolved averaged a total of approximately 131,927 DAUs and sold approximately 0.5 million units in the second quarter of 2024.
○	In the second quarter of 2024, the Company successfully launched Bellwright, a medieval survival game, Bob’s Tall Tales DLC for ARK: Survival Ascended and the Power Rangers premium mod for ARK: Survival Ascended . Furthermore, a full-size DLC expansion, Scorched Earth, was made available to all ARK: Survival Ascended owners.

Net revenue for the three months ended June 30, 2024 was $21.6 million compared to $9.9 million in the three months ended June 30, 2023. The increase in net revenue was due to an increase in total Ark sales of $10.0 million, an increase in sales of the Company’s other games of $3.9 million driven by the release of Bellwright, partially offset by a decrease in Ark Mobile sales of $0.3 million and an increase in deferred revenue of $1.9 million related to the Ark franchise.

Net income for the three months ended June 30, 2024 was $2.3 million compared to a net loss of $4.1 million for the three months ended June 30, 2023. The improvement in net income is due to an increase in net revenue of $11.7 million, decreased general and administrative expenses of $1.2 million, and an increase in total other income (expense) of $0.5 million, partially offset by increased research and development expenses of $0.7 million, increased advertising and marketing expenses of $0.5 million, increased costs of revenue of $4.2 million and a decrease in benefit from income taxes of $1.7 million.

Bookings for the three months ended June 30, 2024 was $22.9 million as compared to $9.3 million for the three months ended June 30, 2023, the increase was primarily due to the release of ARK: Survival Ascended in the fourth quarter of 2023, and the release of Bobs Tall Tales and Bellwright along with the ARK: Survival Ascended DLC, Scorched Earth in April 2024. In addition to increased net sales of the aforementioned titles, the Company deferred approximately $7.1 million in revenue during the three months ended June 30, 2024 for the ARK: Survival Ascended DLC’s and parts of Bobs Tall Tales which have not yet released; partially offset by the recognition of $5.6 million for the release of Scorched Earth.

Earnings before interest, taxes, depreciation and amortization (“EBITDA”) for the three months ended June 30, 2024 was $3.1 million compared to a loss of $4.8 million in the prior year period. The increase was due to the improvement in net income of $6.4 million and a decrease in the benefit from income taxes of $1.7 million.

As of June 30, 2024, unrestricted cash was $15.5 million.

Use of Non-GAAP Financial Measures

In addition to the financial results determined in accordance with U.S. generally accepted accounting principles, or GAAP, Snail believes Bookings and EBITDA, as non-GAAP measures, are useful in evaluating its operating performance. Bookings and EBITDA are non-GAAP financial measures that are presented as supplemental disclosures and should not be construed as alternatives to net income (loss) or revenue as indicators of operating performance, nor as alternatives to cash flow provided by operating activities as measures of liquidity, both as determined in accordance with GAAP. Snail supplementally presents Bookings and EBITDA because they are key operating measures used by management to assess financial performance. Bookings adjusts for the impact of deferrals and, Snail believes, provides a useful indicator of sales in a given period. EBITDA adjusts for items that Snail believes do not reflect the ongoing operating performance of its business, such as certain non-cash items, unusual or infrequent items or items that change from period to period without any material relevance to its operating performance. Management believes Bookings and EBITDA are useful to investors and analysts in highlighting trends in Snail’s operating performance, while other measures can differ significantly depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which Snail operates and capital investments.

Bookings is defined as the net amount of products and services sold digitally or physically in the period. Bookings is equal to revenue, excluding the impact from deferrals. Below is a reconciliation of total net revenue to Bookings, the closest GAAP financial measure.

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
	(in millions)		(in millions)
Total net revenue	$21.6	$9.9	$35.7	$23.4
Change in deferred net revenue	1.3	(0.6)	6.7	(0.8)
Bookings	$22.9	$9.3	$42.4	$22.6

We define EBITDA as net income (loss) before (i) interest expense, (ii) interest income, (iii) income tax provision (benefit from) and (iv) depreciation and amortization expense. The following table provides a reconciliation from net loss to EBITDA:

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
	(in millions)		(in millions)
Net income (loss)	$2.3	$(4.1)	$0.5	$(7.1)
Interest income and interest income – related parties	(0.1)	-	(0.2)	(0.1)
Interest expense and interest expense – related parties	0.2	0.3	0.6	0.6
Provision for (benefit from) income taxes	0.6	(1.1)	0.1	(1.9)
Depreciation and amortization expense	0.1	0.1	0.2	0.2
EBITDA	$3.1	$(4.8)	$1.2	$(8.3)

Webcast Details

The Company will host a webcast at 4:30 PM ET today to discuss the second quarter 2024 financial results. Participants may access the live webcast and replay on the Company’s investor relations website at https://investor.snail.com/.

Forward-Looking Statements

This press release contains statements that constitute forward-looking statements. Many of the forward-looking statements contained in this press release can be identified by the use of forward-looking words such as “anticipate,” “believe,” “could,” “expect,” “should,” “plan,” “intend,” “may,” “predict,” “continue,” “estimate” and “potential,” or the negative of these terms or other similar expressions. Forward-looking statements appear in a number of places in this press release and include, but are not limited to, statements regarding Snail’s intent, belief or current expectations. These forward-looking statements include information about possible or assumed future results of Snail’s business, financial condition, results of operations, liquidity, plans and objectives. The statements Snail makes regarding the following matters are forward-looking by their nature: growth prospects and strategies; launching new games and additional functionality to games that are commercially successful; expectations regarding significant drivers of future growth; its ability to retain and increase its player base and develop new video games and enhance existing games; competition from companies in a number of industries, including other casual game developers and publishers and both large and small, public and private Internet companies; its ability to attract and retain a qualified management team and other team members while controlling its labor costs; its relationships with third-party platforms such as Xbox Live and Game Pass, PlayStation Network, Steam, Epic Games Store, My Nintendo Store, the Apple App Store, the Google Play Store and the Amazon Appstore; the size of addressable markets, market share and market trends; its ability to successfully enter new markets and manage international expansion; protecting and developing its brand and intellectual property portfolio; costs associated with defending intellectual property infringement and other claims; future business development, results of operations and financial condition; the ongoing conflicts involving Russia and Ukraine, and Israel and Hamas, on its business and the global economy generally; rulings by courts or other governmental authorities; the Company’s current program to repurchase shares of its Class A common stock, including expectations regarding the timing and manner of repurchases made under this share repurchase program; its plans to pursue and successfully integrate strategic acquisitions; and assumptions underlying any of the foregoing.

Further information on risks, uncertainties and other factors that could affect Snail’s financial results are included in its filings with the Securities and Exchange Commission (the “SEC”) from time to time, including its annual reports on Form 10-K and quarterly reports on Form 10-Q filed, or to be filed, with the SEC. You should not rely on these forward-looking statements, as actual outcomes and results may differ materially from those expressed or implied in the forward-looking statements as a result of such risks and uncertainties. All forward-looking statements in this press release are based on management’s beliefs and assumptions and on information currently available to Snail, and Snail does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

About Snail, Inc.

Snail is a leading, global independent developer and publisher of interactive digital entertainment for consumers around the world, with a premier portfolio of premium games designed for use on a variety of platforms, including consoles, PCs and mobile devices.

For additional information, please contact: investors@snail.com

Snail, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets (Unaudited)

	June 30, 2024	December 31, 2023

ASSETS

Current Assets:
Cash and cash equivalents	$15,494,156	$15,198,123
Accounts receivable, net of allowances for credit losses of $523,500 as of June 30, 2024 and December 31, 2023	8,212,318	25,134,808
Accounts receivable - related party	2,690,306	-
Loan and interest receivable - related party	104,751	103,753
Prepaid expenses - related party	4,151,547	6,044,404
Prepaid expenses and other current assets	1,290,375	639,693
Prepaid taxes	9,640,169	9,529,755
Total current assets	41,583,622	56,650,536

Restricted cash and cash equivalents	1,118,437	1,116,196
Accounts receivable - related party, net of current portion	4,500,592	7,500,592
Prepaid expenses - related party, net of current portion	11,209,590	7,784,062
Property and equipment, net	4,519,174	4,682,066
Intangible assets, net - other	271,316	271,717
Deferred income taxes	10,187,267	10,247,500
Other noncurrent assets	166,303	164,170
Operating lease right-of-use assets, net	1,831,269	2,440,690
Total assets	$75,387,570	$90,857,529

LIABILITIES, NONCONTROLLING INTERESTS AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Accounts payable	$5,021,234	$12,102,929
Accounts payable - related parties	16,742,358	23,094,436
Accrued expenses and other liabilities	2,166,996	2,887,193
Interest payable - related parties	527,770	527,770
Revolving loan	3,000,000	6,000,000
Notes payable	-	2,333,333
Convertible notes, net of discount	-	797,361
Current portion of long-term promissory note	2,771,040	2,811,923
Current portion of deferred revenue	21,451,307	19,252,628
Current portion of operating lease liabilities	1,575,578	1,505,034
Total current liabilities	53,256,283	71,312,607

Accrued expenses	254,731	254,731
Deferred revenue, net of current portion	18,866,375	15,064,078
Operating lease liabilities, net of current portion	615,887	1,425,494
Total liabilities	72,993,276	88,056,910

Commitments and contingencies

Stockholders’ Equity:
Class A common stock, $0.0001 par value, 500,000,000 shares authorized; 9,368,619 shares issued and 8,018,344 shares outstanding as of June 30, 2024, and 9,275,420 shares issued and 7,925,145 shares outstanding as of December 31, 2023	936	927
Class B common stock, $0.0001 par value, 100,000,000 shares authorized; 28,748,580 shares issued and outstanding as of June 30, 2024 and December 31, 2023.	2,875	2,875
Additional paid-in capital	25,319,673	26,171,575
Due from shareholder - loan receivable	-	-
Due from shareholder - interest receivable	-	-
Accumulated other comprehensive loss	(282,973)	(254,383)
Accumulated deficit	(13,472,503)	(13,949,325)
Treasury stock at cost (1,350,275 as of June 30, 2024 and December 31, 2023)	(3,671,806)	(3,671,806)
Total Snail, Inc. equity	7,896,202	8,299,863
Noncontrolling interests	(5,501,908)	(5,499,244)
Total stockholders’ equity	2,394,294	2,800,619
Total liabilities, noncontrolling interests and stockholders’ equity	$75,387,570	$90,857,529

Snail, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations and Comprehensive Income (Loss) (Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023

Revenues, net	$21,606,650	$9,892,253	$35,722,379	$23,350,741
Cost of revenues	13,504,174	9,335,765	25,545,872	20,196,702

Gross profit	8,102,476	556,488	10,176,507	3,154,039

Operating expenses:
General and administrative	2,795,884	3,937,234	5,077,924	8,462,985
Research and development	1,860,881	1,200,842	3,637,403	2,574,639
Advertising and marketing	694,195	168,292	835,225	272,841
Depreciation and amortization	80,554	118,110	162,892	233,170
Total operating expenses	5,431,514	5,424,478	9,713,444	11,543,635

Income (loss) from operations	2,670,962	(4,867,990)	463,063	(8,389,596)

Other income (expense):
Interest income	64,790	19,791	164,552	51,264
Interest income - related parties	498	499	997	992
Interest expense	(142,301)	(296,237)	(538,265)	(590,820)
Other income	244,527	-	471,593	8,175
Foreign currency transaction gain (loss)	5,652	(21,845)	23,780	(24,212)
Total other income (expense), net	173,166	(297,792)	122,657	(554,601)

Income (loss) before benefit from income taxes	2,844,128	(5,165,782)	585,720	(8,944,197)

Provision for (benefit from) income taxes	589,512	(1,081,887)	111,562	(1,887,705)

Net income (loss)	2,254,616	(4,083,895)	474,158	(7,056,492)

Net loss attributable to non-controlling interests	(1,535)	(4,464)	(2,664)	(5,683)

Net income (loss) attributable to Snail, Inc.	$2,256,151	$(4,079,431)	$476,822	$(7,050,809)

Comprehensive income (loss) statement:

Net income (loss)	$2,254,616	$(4,083,895)	$474,158	$(7,056,492)

Other comprehensive income (loss) related to currency translation adjustments, net of tax	(9,293)	18,707	(28,590)	21,027

Total comprehensive income (loss)	$2,245,323	$(4,065,188)	$445,568	$(7,035,465)

Net income (loss) attributable to Class A common stockholders:
Basic	$489,379	$(879,665)	$103,656	$(1,522,005)
Diluted	$463,249	$(879,665)	$79,116	$(1,522,005)

Net income (loss) attributable to Class B common stockholders:
Basic	$1,766,772	$(3,199,766)	$373,166	$(5,528,804)
Diluted	$1,673,031	$(3,199,766)	$284,821	$(5,528,804)

Net income (loss) per share attributable to Class A common stockholders:
Basic	$0.06	$(0.11)	$0.01	$(0.19)
Diluted	$0.06	$(0.11)	$0.01	$(0.19)

Net income (loss) per share attributable to Class B common stockholders:
Basic	$0.06	$(0.11)	$0.01	$(0.19)
Diluted	$0.06	$(0.11)	$0.01	$(0.19)

Weighted-average shares used to compute income (loss) per share attributable to Class A common stockholders:
Basic	8,013,634	7,901,145	7,985,631	7,914,096
Diluted	8,196,329	7,901,145	8,225,025	7,914,096

Weighted-average shares used to compute income (loss) per share attributable to Class B common stockholders:
Basic	28,748,580	28,748,580	28,748,580	28,748,580
Diluted	28,748,580	28,748,580	28,748,580	28,748,580

Snail, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows (Unaudited)

For the six months ended June 30,	2024	2023

Cash flows from operating activities:
Net income (loss)	$474,158	$(7,056,492)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Amortization - intangible assets - license, related parties	-	1,057,971
Amortization - intangible assets - other	401	402
Amortization - loan origination fees and debt discounts	57,632	20,726
Accretion - convertible notes	222,628	-
Depreciation and amortization - property and equipment	162,892	233,170
Stock-based compensation expense	(911,893)	385,365
Interest income from restricted escrow deposit	-	(21,389)
Deferred taxes, net	60,233	(1,887,705)

Changes in assets and liabilities:
Accounts receivable	16,922,490	1,794,458
Accounts receivable - related party	309,694	(389,042)
Prepaid expenses - related party	(1,532,672)	(2,500,000)
Prepaid expenses and other current assets	(650,682)	234,940
Prepaid taxes	(110,414)	-
Other noncurrent assets	-	(2,903)
Accounts payable	(6,818,781)	(701,488)
Accounts payable - related parties	(6,352,078)	(307,052)
Accrued expenses and other liabilities	(720,197)	1,131,886
Interest receivable - related party	(997)	(992)
Lease liabilities	(129,642)	(98,822)
Deferred revenue	6,000,976	(765,599)
Net cash provided by (used in) operating activities	6,983,748	(8,872,566)

Cash flows from financing activities:
Repayments on promissory note	(40,883)	(46,517)
Repayments on notes payable	(2,333,333)	(2,916,666)
Repayments on convertible notes	(1,020,000)	-
Repayments on revolving loan	(3,000,000)	(3,000,000)
Purchase of treasury stock	-	(257,093)
Payments of capitalized offering costs	-	(92,318)
Payments of offering costs in accounts payable	(262,914)	-
Net cash used in financing activities	(6,657,130)	(6,312,594)

Effect of currency translation on cash and cash equivalents	(28,344)	21,095

Net increase (decrease) in cash and cash equivalents, and restricted cash and cash equivalents	298,274	(15,164,065)

Cash and cash equivalents, and restricted cash and cash equivalents - beginning of period	16,314,319	19,238,185

Cash and cash equivalents, and restricted cash and cash equivalents – end of period	$16,612,593	$4,074,120

Supplemental disclosures of cash flow information
Cash paid during the period for:
Interest	$305,825	$568,908
Income taxes	$161,671	$270,802
Noncash finance activity during the period for:
Debt converted to equity	$(60,000)	$-
Refund of dividend withholding tax overpayment	$-	$1,886,559